Patterson Companies Reports Fiscal 2017 First-Quarter Operating Results

•	Reported net sales totaled $1.3 billion, up 16.6 percent. Sales grew 23.3 percent in constant currency and adjusting for the extra week in the prior-year period.

•	GAAP earnings from continuing operations doubled to $0.40 per diluted share. Non-GAAP adjusted earnings from continuing operations[1] rose 8.5 percent to $0.51 per diluted share.

•	Company reiterates fiscal 2017 guidance for adjusted earnings from continuing operations of $2.60 to $2.70 per diluted share.

St. Paul, Minn. - August 25, 2016 - Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.3 billion (see attached Sales Summary for further details) in its fiscal first quarter ended July 30, 2016, up 16.6 percent over the same period last year. Sales this quarter include a full-quarter contribution from the Animal Health International, Inc. acquisition. Sales in the year-ago quarter included an extra sales week and only a six-week contribution from Animal Health International, Inc.

Reported net income from continuing operations was $38.9 million, or $0.40 per diluted share, compared to $20.3 million, or $0.20 per diluted share, in last year’s fiscal first quarter. Adjusted net income from continuing operations1, which excludes certain non-recurring and deal amortization costs, totaled $48.8 million for the first quarter of fiscal 2017, up 4.0 percent over $46.9 million in the same quarter last year. Adjusted earnings per diluted share from continuing operations1 totaled $0.51 in the 2017 first quarter, up 8.5 percent year-over-year.

“The business turned in a solid performance overall in the first fiscal quarter. Enhancing our operational platform for growth is a top priority for Patterson, and we moved forward with efforts to boost our effectiveness and improve our ability to compete in an evolving marketplace,” said Scott Anderson, chairman, president and chief executive officer. “In Dental, we implemented steps to align our go-to-market strategy with shifting customer needs. In Animal Health, our ongoing integration initiatives and progress toward planned synergies remained on track. We are confident in the platform we are building for long-term growth and efficiency.”

Patterson Dental
Reported net sales for Patterson Dental, which represents approximately 43 percent of total company sales, were $555.0 million, down 3.5 percent. Sales grew 2.1 percent on a constant currency basis and excluding the extra week from the 2016 first fiscal quarter. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies increased 0.9 percent

•	Equipment sales improved 5.4 percent

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies, rose 1.3 percent

Anderson said, “Our customers’ appetite for technology adoption and equipment investment was strong, and we are well positioned to address that demand. We also recognize that purchasing patterns of our customers are evolving and our aim is to lead the industry in addressing that change. While these sales force realignment actions can cause some short-term sales disruption, we believe we were competitive during the quarter in consumable sales and were pleased with the growth in our equipment sales volumes.”

Patterson Animal Health
Reported net sales for Patterson Animal Health, which comprises approximately 57 percent of the company’s total sales, were $762.6 million, up 36.8 percent. Production animal sales contributed $361.9 million to the segment during the quarter. Companion animal sales grew 11.7 percent on a constant currency basis and excluding the extra week from the 2016 first fiscal quarter. U.S. companion animal sales grew 8.1 percent, adjusting for the extra sales week in the same period last year and normalizing for the changes in selling arrangements for certain products.

Anderson added, “We are pleased with the performance of our U.S. companion animal business and encouraged by the growth this quarter in our production animal business. Livestock end markets are starting to improve, and we believe our growth in the quarter outpaced our end markets. We continue to make progress in our integration and synergies, while remaining focused on sales execution.”

Discontinued Operations
On August 28, 2015, Patterson Companies completed the sale of Patterson Medical to Madison Dearborn Partners for approximately $717 million. As a result of the sale, Patterson Medical is classified and reported as discontinued operations for all periods presented.

Share Repurchases and Dividends
In the fiscal 2017 first quarter, Patterson repurchased approximately 0.5 million shares of its outstanding common stock, with a value of $25.0 million, leaving approximately 16 million shares for repurchase under the current authorization. The company also paid $24.2 million in cash dividends to shareholders in the first quarter of fiscal 2017.

Business Outlook
Anderson concluded, “We are positioning Patterson Companies to achieve long-term growth and efficiency goals that build on the platform we have created. We anticipate that our range of initiatives, from our enterprise resource planning system deployment, to our optimization efforts in Dental, to our ongoing integration efforts in the Animal Health segment will further enhance our competitiveness and shareholder value. We will continue to closely monitor the conditions and variables in our end markets. With this in mind, we reiterate our adjusted earnings guidance for fiscal 2017 in the range of $2.60 to $2.70 per diluted share.”

The fiscal 2017 annual financial outlook and adjusted earnings guidance:

•	Assumes stable North American and international markets

•	Excludes the impact of additional share repurchases

•	Excludes new acquisitions

•	Excludes transaction-related costs, integration and business restructuring expenses and deal amortization (See Reconciliation of GAAP and Non-GAAP Financial Measures table below)

•	Includes $25 million step up in operating expense associated with the ERP implementation

1Reconciliation of GAAP and Non-GAAP Financial Measures

The following non-GAAP table is provided to adjust reported net income and diluted earnings per share for the impact of tax affected one-time costs, current and prior-year deal amortization costs and tax costs related to cash repatriation. Management believes that the adjusted net income and diluted earnings per share amounts may provide a helpful representation of the company’s current quarter performance.

(Dollars in thousands, except EPS)
	Three Months Ended
	July 30, 2016	August 1, 2015
Net income from continuing operations - reported	$38,906	$20,311
Transaction-related costs	216	9,302
Deal amortization	6,637	4,612
Integration and business restructuring expenses	3,032	871
Tax impact of repatriation of cash	—	11,800
Net income from continuing operations - adjusted	$48,791	$46,896

Diluted earnings per share from continuing operations - reported	$0.40	$0.20
Transaction-related costs	—	0.09
Deal amortization	0.07	0.05
Integration and business restructuring expenses	0.03	0.01
Tax impact of repatriation of cash	—	0.12
Diluted earnings per share from continuing operations - adjusted*	$0.51	$0.47

*May not foot due to rounding

Our guidance is presented on a non-GAAP basis. Due to the difficulty in forecasting certain transaction and business restructuring-related expenses and the tax impact thereof, the company is unable to provide a reconciliation of adjusted earnings guidance for fiscal 2017 without unreasonable effort. Because the information necessary to provide such reconciliation is unavailable, the company is unable to predict its probable significance.

In addition, the term constant currency represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

First-Quarter Conference Call and Replay
Patterson’s first-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the first-quarter conference call can be heard for one week at 888-203-1112 and by providing the Conference ID 9243479, when prompted.

About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.
Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market
Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.
This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600

John M. Wright
Vice President, Investor Relations
651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2016	August 1, 2015

Net sales	$1,332,436	$1,142,870

Gross profit	317,178	288,244

Operating expenses	251,762	226,067

Operating income from continuing operations	65,416	62,177

Other expense, net	(7,798)	(11,473)

Income from continuing operations before taxes	57,618	50,704

Income taxes	18,712	30,393

Net income from continuing operations	38,906	20,311
Net income from discontinued operations	—	9,392
Net income	$38,906	$29,703

Basic earnings per share:
Continuing operations	$0.41	$0.20
Discontinued operations	—	0.10
Net basic earnings per share	$0.41	$0.30

Diluted earnings per share:
Continuing operations	$0.40	$0.20
Discontinued operations	—	0.10
Net diluted earnings per share	$0.40	$0.30

Shares:
Basic	95,461	99,436
Diluted	96,090	100,162

Dividends declared per common share	$0.24	$0.22

Gross margin - reported	23.8%	25.2%

Operating expenses as a % of net sales - adjusted	17.7%	18.0%
Adjustments[1]	1.2	1.8
Operating expenses as a % of net sales - reported	18.9%	19.8%

Operating income as a % of net sales - adjusted	6.1%	7.2%
Adjustments[1]	(1.2)	(1.8)
Operating income as a % of net sales - reported	4.9%	5.4%

Effective tax rate - adjusted	33.0%	34.4%
Adjustments[1]	(0.5)	25.5
Effective tax rate - reported	32.5%	59.9%

[1] Refer to the press release for the definition of adjustments to reported results

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 30, 2016	April 30, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,978	$137,453
Receivables	719,218	796,693
Inventory	799,176	722,140
Prepaid expenses and other current assets	82,696	91,255
Total current assets	1,691,068	1,747,541
Property and equipment, net	298,104	293,315
Goodwill and other intangible assets	1,309,188	1,325,889
Long-term receivables, net and other	200,907	154,059
Total assets	$3,499,267	$3,520,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$523,105	$566,253
Other accrued liabilities	187,336	226,582
Current maturities of long-term debt	18,563	16,500
Borrowings on revolving credit	108,000	20,000
Total current liabilities	837,004	829,335
Long-term debt	1,016,184	1,022,155
Other non-current liabilities	228,042	227,568
Total liabilities	2,081,230	2,079,058
Stockholders' equity	1,418,037	1,441,746
Total liabilities and stockholders' equity	$3,499,267	$3,520,804

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	July 30, 2016	August 1, 2015	Total Sales Growth	Foreign Exchange Impact	Animal Health International Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable	$1,076,221	$895,307	20.2%	(2.0)%	22.0%	0.2%
Equipment and software	160,946	153,483	4.9	(0.4)	—	5.3
Other	95,269	94,080	1.3	(0.7)	(0.2)	2.2
Total	$1,332,436	$1,142,870	16.6%	(1.7)%	17.2%	1.1%

Dental
Consumable	$332,948	$358,052	(7.0)%	(0.4)%	—%	(6.6)%
Equipment and software	150,882	143,670	5.0	(0.4)	—	5.4
Other	71,185	73,395	(3.0)	(0.3)	—	(2.7)
Total	$555,015	$575,117	(3.5)%	(0.4)%	—%	(3.1)%

Animal Health
Consumable	$743,273	$537,255	38.3%	(3.0)%	36.6%	4.7%
Equipment and software	10,064	9,813	2.6	(0.2)	—	2.8
Other	9,294	10,229	(9.1)	(4.6)	(1.7)	(2.8)
Total	$762,631	$557,297	36.8%	(3.0)%	35.3%	4.5%

Corporate
Other	$14,790	$10,456	41.4%	—%	—%	41.4%
Total	$14,790	$10,456	41.4%	—%	—%	41.4%

PATTERSON COMPANIES, INC.
SUPPLEMENTARY FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2016	August 1, 2015

Operating income (loss)
Dental	$60,295	$67,252
Animal Health	14,829	12,972
Corporate	(9,708)	(18,047)
Total	$65,416	$62,177

Other income (expense)
Interest income	$1,295	$789
Interest expense	(10,162)	(12,143)
Other	1,069	(119)
Total	$(7,798)	$(11,473)

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	July 30, 2016	August 1, 2015

Operating activities:
Net income	$38,906	$29,703
Net income from discontinued operations	—	9,392
Net income from continuing operations	38,906	20,311
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation & amortization	20,359	15,247
Non-cash employee compensation	9,184	6,965
Change in assets and liabilities, net of acquired	(141,228)	(34,829)
Net cash (used in) provided by operating activities- continuing operations	(72,779)	7,694
Net cash used in operating activities- discontinued operations	—	(2,270)
Net cash (used in) provided by operating activities	(72,779)	5,424
Investing activities:
Additions to property and equipment, net of disposals	(15,042)	(17,064)
Acquisitions and equity investments	—	(1,104,730)
Other investing activities	9,337	—
Net cash used in investing activities- continuing operations	(5,705)	(1,121,794)
Net cash used in investing activities- discontinued operations	—	(54)
Net cash used in investing activities	(5,705)	(1,121,848)
Financing activities:
Dividends paid	(24,197)	(23,128)
Repurchases of common stock	(25,000)	—
Proceeds from issuance of long-term debt, net	—	988,400
Retirement of long-term debt	(4,125)	—
Draw on revolver	88,000	—
Other financing activities	(506)	(745)
Net cash provided by financing activities	34,172	964,527
Effect of exchange rate changes on cash	(3,163)	(8,923)
Net change in cash and cash equivalents	$(47,475)	$(160,820)